EXHIBIT 3.161
STATE OF SOUTH CAROLINA
SECRETARY OF STATE
ARTICLES OF ORGANIZATION
LIMITED LIABILITY COMPANY
TYPE OR PRINT CLEARLY IN BLACK INK
The undersigned delivers the following articles of organization to form a South Carolina limited liability company pursuant to Sections 33-44-202 and 33-44-203 of the 1976 South Carolina Code of Laws, as amended.
1.	The name of the limited liability company which complies with Section 33-44-105 of the South Carolina Code of 1976, as amended is Three Rivers SPE, LLC

2.	The address of the initial designated office of the Limited Liability Company in South Carolina is

510 Harden Street

Street Address

Columbia, SC	29201

City	Zip Code
3.	The initial agent for service of process of the Limited Liability Company is

Robert Anderson Hanner	/s/ Robert Anderson Hanner

Name	Signature
and the street address in South Carolina for this initial agent for service of process is

2900 Sunset Boulevard

Street Address

West Columbia, South Carolina	29169

City	Zip Code
4.	The name and address of each organizer is

(a)	Robert Anderson Hanner

Name

	2900 Sunset Boulevard	West Columbia

	Street Address	City

	South Carolina	29169

	State	Zip Code

(b)

Name

	Street Address	City

	State	Zip Code

(Add additional lines if necessary)

5.	☐	Check this box only if the company is to be a term company. If so, provide the term specified:

not a term company

Three Rivers SPE, LLC

Name of Limited Liability Company

6.	☑	Check this box only if management of the limited liability company is vested in a manager or managers. If this company is to be managed by managers, specify the name and address of each initial manager:

(a)	Three Rivers SPE Manager, Inc.

Name

	411 Hermitage Ct.	Charlotte

	Street Address	City

	North Carolina	28207

	State	Zip Code

(b)

Name

	Street Address	City

	State	Zip Code

(c)

Name

	Street Address	City

	State	Zip Code

(d)

Name

	Street Address	City

	State	Zip Code

(Add additional lines if necessary)

7.	☐	Check this box only if one or more of the members of the company are to be liable for its debts and obligations under section 33-44-303(c). If one or more members are so liable, specify which members, and for which debts, obligations or liabilities such members are liable in their capacity as members.
no liability

Three Rivers SPE, LLC

Name of Limited Liability Company
8.	Unless a delayed effective date is specified, these articles will be effective when endorsed for filing by the Secretary of State. Specify any delayed effective date and time:

(none)

9.	Set forth any other provisions not inconsistent with law which the organizers determine to include, including any provisions that are required or are permitted to be set forth in the limited liability company operating agreement.

10.	Signature of each organizer

/s/ Robert Anderson Hanner

Date 02/21/05

(Add Additional lines if necessary)

a. Purpose
     The nature of the business and of the purposes to be conducted and promoted by the limited liability company is to engage solely in the following activities:
     1. To acquire from its member(s), certain parcels of real property, together with all improvements located thereon, in the City of West Columbia, State of South Carolina (the “Property”) further described on Exhibit A attached hereto and incorporated herein.
     2. To own, hold, sell, assign, transfer, operate, lease, mortgage, pledge and otherwise deal with the Property.
     3. To exercise all powers enumerated in the South Carolina Uniform Limited Liability Company Act of 1996, as amended, necessary or convenient to the conduct, promotion or attainment of the business or purposes otherwise set forth herein and for no other purpose.
b. Certain Prohibited Activities
The limited liability company shall only incur indebtedness in an amount necessary to acquire, operate and maintain the Property. For so long as any mortgage lien in favor of the Coastal Federal Credit Union, or its successors or assigns (the “First Mortgage”) exists on any portion of the Property, the limited liability company shall not incur, assume, or guaranty any other indebtedness, except that the limited liability company may incur indebtedness which represents trade payables or accrued expenses incurred in the ordinary course of business of owning and operating the Property and due and payable within thirty (30) days. For so long as the First Mortgage exists on any portion of the Property, the limited liability company shall not grant any lien(s) or security interest(s) in the Property other than to the holder of the First Mortgage. For so long as the First Mortgage exists on any portion of the Property, the limited liability company shall not dissolve or liquidate, or consolidate or merge with or into any other entity, or convey or transfer its properties and assets substantially as an entirety or transfer any of its beneficial interests to any entity. For so long as the First Mortgage exists on any portion of the Property, the limited liability company will not voluntarily commence a case with respect to itself, as debtor, under the Federal Bankruptcy Code or any similar federal or state statute without the unanimous consent of all of the members of the limited liability company. For so long as the First Mortgage exists on any portion of the Property, no material amendment to these articles of organization may be made without first obtaining approval of the mortgagee holding the First Mortgage on any portion of the Property. For so long as the First Mortgage exists on the Property, the limited liability company shall have at least one (1) corporate or limited liability company member which shall be a special purpose entity whose sole asset is its equity interest in the limited liability company and whose sole business activity is owning an equity interest in the limited liability company.
c. Indemnification
Any indemnification of the limited liability company’s members or managers shall be fully subordinated to any obligations respecting the Property (including, without limitation, the First Mortgage) and such indemnification shall not constitute a claim against (the limited liability company In the event that cash flow in excess of amounts necessary to pay holders of such obligations is insufficient to pay such obligations.
d. Separateness Covenants
For so long as the First Mortgage exists on any portion of the Property, in order to preserve and ensure, its separate and distinct identity, in addition to the other provisions set forth in these articles of organization, the limited liability company shall conduct its affairs in accordance with the following provisions:
     1. It shall establish and maintain an office through which its business shall be conducted separate and apart from that of any of its members or affiliates and shall allocate fairly and reasonably any overhead for shared office space.
     2. It shall maintain records and books of account separate from those of any member or affiliate.
     3. When applicable, its board of managers shall hold appropriate meetings (or act by written consent) to authorize all appropriate company action.
     4. It shall observe all limited liability company formalities.
     5. It shall not commingle assets, including without limitation bank accounts, with those of any member or affiliate.
     6. It shall hold all of its assets and conduct all of its business in its own name, and not that of any member or affiliate.
     7. It shall maintain financial statements separate from any member or affiliate.
     8. It shall pay any liabilities out of its own funds, including salaries of any employees, not funds of any member or affiliate.
     9. It shall maintain an arm’s length relationship with any member or affiliate and shall conduct any business with any member or affiliate pursuant to written agreements.
     10. It shall not guarantee or become obligated for the debts of any other entity, including any member or affiliate, or hold out its credit as being available to satisfy the obligations of others.
     11. It shall use stationery, invoices and checks separate from any member or affiliate.
     12. It shall not pledge its assets for the benefit of any other entity, including any member or affiliate.
     13. It shall hold itself out as an entity separate from any member or affiliate.

     14. It shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of contemplated business operations.
e. Definitions
     For purpose of this Addendum the following terms shall have the following meanings:
     “affiliate” means any person controlling or controlled by or under common control with the limited liability company including, without limitation (i) any person who has a familial relationship, by blood, marriage or otherwise with any partner or employee of the limited liability company, or any affiliate thereof and (ii) any person which receives compensation for administrative, legal or accounting services from the limited liability company, or any affiliate. For purposes of this definition, “control” when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.
f. Dissolution
To the extent permissible under applicable law, the limited liability company shall not terminate or dissolve solely as a consequence of the bankruptcy or insolvency of its sole member. For so long as the First Mortgage exists on any portion of the Property, the limited liability company shall not liquidate the Property without first obtaining approval of the mortgagee holding the First Mortgage on any portion of the Property. Such holders may continue to exercise all of their rights under the existing security agreements or mortgages until the debt underlying the First Mortgage has been paid in full or otherwise completely discharged.
g. Voting
When acting on matters subject to the vote of the members (or managers, as applicable), notwithstanding that the limited liability company is not then insolvent, the members (or managers, as applicable) shall take into account the interest of the limited liability company’s creditors, as well as those of the members.

Exhibit A
Legal Description of Premises
Parcel “A”
All that certain piece, parcel or tract of land, together with any and all improvements thereon, located near the city of West Columbia, county of Lexington, state of South Carolina, and shown as Parcel “A” containing 4.26 acres on that certain plat prepared by Inman Land Surveying Company, Inc. for Three Rivers Park, LLC dated December 10, 2003 and revised October 12, 2004 and recorded in the Register of Deeds office for Lexington County on October 21, 2004, in Slide 788 at page 3A.
Portion of T.M.S. No. 00-09-012
Derivation: This being a portion of the same property conveyed to Three Rivers Park, LLC, a South Carolina limited liability company, by deed from Crescent Real Estate Funding VII, LP dated 9/21/2000, recorded on 9/25/2000, Deed Book 5981, page 056, Register of Deeds office for Lexington County, South Carolina, a undivided 2.315% tenancy in common interest of which had been thereafter conveyed to Paulette D. Kerr by deed from Three Rivers Park, LLC, dated 7/13/2001, recorded on 7/16/2001 in Deed Book 6516, page 8, in said Register of Deeds office, the same undivided 2.315% tenancy in common interest having then been re-conveyed to Three Rivers Park, LLC, by deed from Paulette D. Kerr, dated 4/23/2004, recorded on 4/25/2004 in Deed Book 8143, page 199, Register in said Register of Deeds office.

STATE OF SOUTH CAROLINA
SECRETARY OF STATE
AMENDED ARTICLES OF ORGANIZATION
LIMITED LIABILITY COMPANY
TYPE OR PRINT CLEARLY IN BLACK INK
The Limited Liability Company amends its articles of organization in accordance with Section 33-44-204 of the 1976 South Carolina Code of Laws, as amended.
1.	The name of the Limited Liability Company is Three Rivers SPE, LLC

2.	The date the articles of organization were filed is March 9, 2005
3.	The articles of organization are amended in the following respects, of which all amended provisions may lawfully be included in the articles of organization.

Revised Addendum A to Articles of Organization of Three Rivers SPE, LLC attached hereto

4.	Please attach additional amendments if space is needed.

Date May 17, 2005	/s/ R.A. Hanner
Signature
R. A. Hanner, President/CEO of Three Rivers SPE
Manager, Inc.
Name/Capacity

Addendum A to Articles of Organization of Three Rivers SPE, LLC
a. Purpose
     The nature of the business and of the purposes to be conducted and promoted by the limited liability company is to engage solely in the following activities:
     1. To acquire from its member(s), certain parcels of real property, together with all improvements located thereon, in the City of West Columbia, State of South Carolina (the “Property”) further described on Exhibit A attached hereto and incorporated herein.
     2. To own, hold, sell, assign, transfer, operate, lease, mortgage, pledge and otherwise deal with the Property.
     3. To exercise all powers enumerated in the South Carolina Uniform Limited Liability Company Act of 1996, as amended, necessary or convenient to the conduct, promotion or attainment of the business or purposes otherwise set forth herein and for no other purpose.
b. Certain Prohibited Activities
The limited liability company shall only incur indebtedness in an amount necessary to acquire, operate and maintain the Property. For so long as any mortgage lien in favor of the Coastal Federal Credit Union, or its successors or assigns (the “First Mortgage”) exists on any portion of the Property, the limited liability company shall not incur, assume, or guaranty any other indebtedness, except that the limited liability company may incur indebtedness which represents trade payables or accrued expenses incurred in the ordinary course of business of owning and operating the Property and due and payable within thirty (30) days. For so long as the First Mortgage exists on any portion of the Property, the limited liability company shall not grant any lien(s) or security interest(s) in the Property other than to the holder of the First Mortgage. For so long as the First Mortgage exists on any portion of the Property, the limited liability company shall not dissolve or liquidate, or consolidate or merge with or into any other entity, or convey or transfer its properties and assets substantially as an entirety or transfer any of its beneficial interests to any entity. For so long as the First Mortgage exists on any portion of the Property, the limited liability company will not voluntarily commence a case with respect to itself, as debtor, under the Federal Bankruptcy Code or any similar federal or state statute without the unanimous consent of all of the members of the limited liability company. For so long as the First Mortgage exists on any portion of the Property, no material amendment to these articles of organization may be made without first obtaining approval of the mortgagee holding the First Mortgage on any portion of the Property. For so long as the First Mortgage exists on the Property, the limited liability company shall have at least one (1) corporate or limited liability company member which shall be a special purpose entity whose sole asset is its equity interest in the limited liability company and whose sole business activity is owning an equity interest in the limited liability company.
c. Indemnification

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Addendum A to Articles of Organization of Three Rivers SPE, LLC
Any indemnification of the limited liability company’s members or managers shall be fully subordinated to any obligations respecting the Property including, without limitation, the First Mortgage) and such indemnification shall not constitute a claim against the limited liability company In the event that cash flow in excess of amounts necessary to pay holders of such obligations is insufficient to pay such obligations.
d. Separateness Covenants
For so long as the First Mortgage exists on any portion of the Property, in order to preserve and ensure, its separate and distinct identity, in addition to the other provisions set forth in these articles of organization, the limited liability company shall conduct its affairs in accordance with the following provisions:
     1. It shall establish and maintain an office through which its business shall be conducted separate and apart from that of any of its members or affiliates and shall allocate fairly and reasonably any overhead for shared office space.
     2. It shall maintain records and books of account separate from those of any member or affiliate.
     3. When applicable, its board of managers shall hold appropriate meetings (or act by written consent) to authorize all appropriate company action.
     4. It shall observe all limited liability company formalities.
     5. It shall not commingle assets, including without limitation bank accounts, with those of any member or affiliate.
     6. It shall hold all of its assets and conduct all of its business in its own name, and not that of any member or affiliate.
     7. It shall maintain financial statements separate from any member or affiliate.
     8. It shall pay any liabilities out of its own funds, including salaries of any employees, not funds of any member or affiliate.
     9. It shall maintain an arm’s length relationship with any member or affiliate and shall conduct any business with any member or affiliate pursuant to written agreements.
     10. It shall not guarantee or become obligated for the debts of any other entity, including any member or affiliate, or hold out its credit as being available to satisfy the obligations of others.
     11. It shall use stationery, invoices and checks separate from any member or affiliate.
     12. It shall not pledge its assets for the benefit of any other entity, including any member or affiliate.

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Addendum A to Articles of Organization of Three Rivers SPE, LLC
     13. It shall hold itself out as an entity separate from any member or affiliate.
     14. It shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of contemplated business operations.
e. Definitions
     For purpose of this Addendum the following terms shall have the following meanings:
“affiliate” means any person controlling or controlled by or under common control with the limited liability company including, without limitation (i) any person who has a familial relationship, by blood, marriage or otherwise with any partner or employee of the limited liability company, or any affiliate thereof and (ii) any person which receives compensation for administrative, legal or accounting services from the limited liability company, or any affiliate. For purposes of this definition, “control” when used with respect to any specified person, means the power to direct the management

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Exhibit A
PARCEL A LAND DESCRIPTION
ALL THAT CERTAIN PIECE, PARCEL OR TRACT OF LAND CONTAINING 4.261 ACRES, LOCATED IN THE STATE OF SOUTH CAROLINA, COUNTY OF LEXINGTON, NEAR THE CITY OF WEST COLUMBIA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING AT A SCRIBED “X” IN CONC. CURB (O), LOCATED AT THE NORTHEASTERN QUADRANT OF THE RIGHT OF WAY INTERSECTION OF SUNSET BOULEVARD (U.S. HWY. NO. 378) AND FAIRLANE DRIVE; THENCE RUNNING ALONG THE NORTHERN RIGHT OF WAY OF SUNSET BOULEVARD S70°03’28”E FOR A DISTANCE OF 411.98’ TO A CALCULATED POINT AT THE INTERSECTION OF A 50’ INGRESS/EGRESS EASEMENT, SAID EASEMENT RUNS THROUGH PROPERTY OF NOW OR FORMERLY THREE RIVERS PARK LLC, THENCE TURNING AND RUNNING ALONG SAID EASEMENT N19°37’03”E FOR A DISTANCE OF 69.84’ TO A CALCULATED POINT, THENCE CONTINUING ALONG SAID EASEMENT ALONG THE ARC OF A CURVE HAVING A RADIUS OF 93.20’, A DELTA ANGLE OF 57°54’33”, AN ARC LENGTH OF 94.20’, A CHORD BEARING OF N48°34’19”E AND A CHORD DISTANCE OF 90.24’ TO A CALCULATED POINT, THENCE TURNING AND RUNNING ALONG SAID EASEMENT N77°31’36”E FOR A DISTANCE OF 165.79’ TO A CALCULATED POINT, THENCE TURNING AND RUNNING ALONG SAID EASEMENT ALONG THE ARC OF A CURVE HAVING A RADIUS OF 124.41’, A DELTA ANGLE OF 78°31’58”, AN ARC LENGTH OF 170.52’, A CHORD BEARING OF N38°15’37”E AND A CHORD DISTANCE OF 157.48’ TO A CALCULATED POINT, THENCE TURNING AND RUNNING ALONG SAID EASEMENT N01°00’22”W FOR A DISTANCE OF 94.09’ TO A CALCULATED POINT LOCATED ON THE SOUTHERN BOUNDARY LINE OF PARCEL “A”, THENCE TURNING AND RUNNING ALONG PROPERTY OF NOW OR FORMERLY THREE RIVERS PARK LLC (ALL COURSES AND DISTANCES RUN CONTIGUOUS WITH THIS OWNER UNLESS OTHERWISE SPECIFIED) S87°02’52”W FOR A DISTANCE OF 69.49’ TO A 1/2” REBAR (O), THE POINT OF BEGINNING, THENCE TURNING AND RUNNING N01°13’02”W FOR A DISTANCE OF 26.06’ TO A “X” IN CONC. (O), THENCE TURNING AND RUNNING S87°00’36”W FOR A DISTANCE OF 150.72’ TO A 1/2” REBAR (O), THENCE TURNING AND RUNNING N39°37’03”W FOR A DISTANCE OF 163.45’ TO A 1/2” REBAR (O), THENCE TURNING AND RUNNING N02°59’57”W FOR A DISTANCE OF 115.48’ TO A 1/2” REBAR (O), THENCE TURNING AND RUNNING N45°01’05”E FOR A DISTANCE OF 330.56’ TO A 1/2” REBAR (O), THENCE TURNING AND RUNNING N86°40’48”E FOR A DISTANCE OF 92.41’ TO A 1/2” REBAR (O), THENCE TURNING AND RUNNING S48°19’34”E FOR A DISTANCE OF 175.47’ TO A 1/2” REBAR (O), THENCE TURNING AND RUNNING N86°44’25”E FOR A DISTANCE OF 108.13’ TO A 1/2” REBAR (O), THENCE TURNING AND RUNNING S03°16’30”E FOR A DISTANCE OF 212.19’ TO A 1/2” REBAR (O), THENCE TURNING AND RUNNING N61°37’54”W FOR A DISTANCE OF 105.41’ TO A PK NAIL (O), THENCE TURNING AND RUNNING S41°43’05”W FOR A DISTANCE OF 176.61’ TO A 1/2” REBAR (O), THENCE TURNING AND RUNNING S01°03’58”E FOR A DISTANCE OF 88.81’ TO A 1/2”

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REBAR (O), THENCE TURNING AND RUNNING S87°02’52”W FOR A DISTANCE OF 107.34’ TO A 1/2” REBAR (O), THE POINT OF BEGINNING.
TOGETHER WITH ALL THE EASEMENTS, APPURTENANCES, AMENITIES, INTERESTS, RIGHTS, AND PRIVILEGES SET FORTH IN THAT CERTAIN DEED OF ACCESS, UTILITIES, DRAINAGE AND OTHER EASEMENTS, DATED MAY 18, 2005 AND RECORDED 5-18-05 IN BOOK 10141 AT PAGE 219 IN THE OFFICE OF THE REGISTER OF DEEDS OF LEXINGTON COUNTY, AND TOGETHER WITH ALL RIGHTS, PRIVILEGES AND INTERESTS HOWEVER CHARACTERIZED IN AND TO ADJOINING OR OTHER PROPERTIES PROXIMATE TO PARCEL A DESCRIBED ABOVE AS ARE NECESSARY OR CONVENIENT TO CONTINUOUSLY OPERATE IMPROVEMENTS TO OR ON PARCEL A AS A BEHAVIORAL HEALTH CENTER AS MAY BE SET FORTH OR REFERRED TO IN THAT ASSIGNMENT OF EASEMENTS AND PRESCRIPTIVE RIGHTS DATED MAY 18, 2005, AND RECORDED IN BOOK 10141 AT PAGE 231 IN THE OFFICE OF THE REGISTER OF DEEDS FOR LEXINGTON COUNTY.

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